                                                                   Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of CMT Partners as of December 31, 1996, and 1995, and for the three years ended December 31, 1996, 1995, and 1994, which report is included in AirTouch Communications, Inc.'s 1996 Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California
September 24, 1997